Exhibit 10.13

CUSTOM PRODUCTS AGREEMENT
Integration and Services
This Agreement is entered into as of March 7, 2007 by and between, Forescout Technologies, Inc. (“Customer”) with its principal place of business at 10001 North De Anza Blvd., Ste. 220, Cupertino, CA 95014 and the OEM Computing Solutions Group of Arrow Electronics, Inc. (“Arrow”) with a place of business at 50 Marcus Drive, Melville, New York 11747-3509.
The Customer and Arrow hereby agree as follows:
1.    Work Arrow will procure components, tooling and other supplies required and will assemble in Arrow assembly centers product(s) (“Products”) ordered by the Customer. In addition, Customer may procure services (“Services”) associated with the support of the Products by executing mutually agreed upon statements of work (“SOW’s”), which will define the scope of and pricing for the Services. Any such SOW’s shall be attached hereto as Exhibit A or may be incorporated at a later date by amendment to this Agreement. To the extent that the terms of a SOW conflict with the terms of this Agreement, the terms of the SOW will prevail. For each Product or revision the Customer will provide specifications including but not limited to a bill of materials, assembly drawings, test specifications and an approved subcontractor and vendor list. The work will be performed in accordance with ISO-9001:2000 standards.
2.    Parts Arrow will identify all parts required for any bill of materials. All parts required in connection with the work acquired or supplied by Arrow will be in compliance with the specifications, except parts, other materials or equipment that are supplied by Customer (“Customer Components”). Arrow shall bear the risk of loss for Customer Components while in Arrow’s care and custody. Parts may or may not be procured by Arrow from suppliers for whom Arrow serves as an authorized distributor and may be designated by Arrow as non-cancelable/non-returnable (“NC/NR”). The parties shall agree to the purchase of any such parts by signing Arrow’s NC/NR Parts Agreement as applicable. From time-to-time, Arrows’ manufacturers will notify Arrow of their intention to discontinue the manufacture of certain parts (“EOL Parts”). For such EOL Parts, Customer will give Arrow its purchase order for the entire quantity covered by the applicable NC/NR Parts Agreement. Releases of EOL Parts will be scheduled as agreed upon between the parties, provided that the total quantity of such parts will be delivered within the schedule(s) set forth in the applicable NC/NR’s. Should Customer not take delivery of such parts by the delivery date specified on the applicable NC/NR or in the case of blanket PO’s, as agreed upon between the parties, Customer agrees that the inventory carrying charge amounts specified in Section 12 (ii) will apply. Customer is responsible for purchasing from Arrow all NC/NR parts procured or on non-cancelable order by Arrow for Customer’s Product(s).
3.    Engineering Change Orders Any engineering change order (“ECO”) must be made in writing, signed and dated by the Customer. Arrow will acknowledge the ECO and will reply with an effective date. The Customer will remain liable for any unused NC/NR inventory affected by an ECO, including any WIP or any Parts on open order, which cannot be returned to the manufacturer, in support of the Forecast.
4.    Terms of Sale All quotations and sales by Arrow are subject to Arrow’s then current Terms and Conditions of Sale. To the extent there is any conflict between this Agreement and the Terms and

Conditions of Sale, the provisions of this Agreement will prevail. Payment will be net forty-five (45) days from the date of invoice, payable in US dollars. The price for Product(s) will be as agreed upon by Arrow and Customer from time to time as set forth in purchase orders issued by Customer and accepted by Arrow. Customer will be responsible for payment of all taxes relating to the sale of Products or Services. Products will be shipped F.O.B. Arrow’s facility, with freight payment obligations and risk of loss or damage to pass to Customer upon shipment. Upon Customer’s written request, Arrow shall use Customer’s freight carrier account.
5.    Term and Termination This Agreement will commence as of the date above written and will continue in effect until such time as either party hereto, with or without cause, terminates this Agreement by giving ninety (90) days prior written notice to the other party. The Customer will remain liable for any Products, NC/NR Parts and/or work in progress (“WIP”) affected by the termination of this Agreement. Termination of this Agreement will not affect the obligations of either party that exist as of the effective date of termination. If Customer requests that Arrow stock any finished goods, Customer agrees to accept delivery of and pay for all finished goods upon termination of this Agreement or sixty (60) days after Customer’s last order for such finished goods (or applicable version or revision thereof), whichever is earlier. For Services performed under this Agreement, (i) if Arrow terminates any SOW or this Agreement without cause, Arrow will either reimburse Customer, on a pro-rated basis, the fees paid by Customer relating to that part of any Service period that extends beyond the effective date of termination or continue to support any Service commitments made by Arrow prior to effective date of termination; (ii) if Customer terminates any SOW, Arrow will continue to support any Service commitments made by Arrow prior to effective date of termination.
6.    Warranty For Products, Arrow warrants for a period of one (1) year from date of shipment to Customer that the Products are manufactured or assembled pursuant to the specifications and that the Products will be free from defects in workmanship. For Services, Arrow warrants for a period of ninety (90) days from date of shipment of any of the Products repaired that such Products will be free from defects in workmanship. With respect to any parts acquired by Arrow that are incorporated into the Products, Arrow agrees to pass through to Customer the warranty, if any, originally provided to Arrow by the manufacturer of the part subject to the terms, conditions and limitations of any such warranty. No warranty will apply to Products that are altered or subjected to misuse, negligence or abnormal stress. With respect to first articles, prototypes, pre-production units, Customer provided parts, test units or other similar products, Arrow makes no representations or warranties whatsoever. ARROW MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE COMPONENTS, PRODUCTS OR ANY SERVICES PROVIDED UNDER THIS AGREEMENT, AND DISCLAIMS ALL OTHER WARRANTIES INCLUDING THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.
7.    Returns Due to the custom nature of Products, orders for Products are non-cancelable and Products are non-returnable except if they do not comply with the above warranty, and provided that Customer obtains a return material authorization (“RMA”) from Arrow prior to returning the Product. Unless the parties in an attached SOW agree upon another process/remedy, any Product returned to Arrow will be repaired or replaced, or the purchase price refunded or credited, at Arrow’s option, which will be

Customer’s sole remedy for any Product failure. If returned Products are found free of defects, Customer will incur reasonable inspection charges at the discretion of Arrow.
8.    Intellectual Property i) Customer is the owner (or licensee as the case may be) of any designs, drawings, software or other intellectual property furnished by Customer to Arrow in connection with this Agreement. Customer grants to Arrow a perpetual license under any copyright, patent, trade secret or other proprietary right as may be necessary for any manufacture or assembly of Products based in whole or part on such intellectual property. Customer represents and warrants that such manufacture or assembly does not infringe the proprietary rights of any third party and Customer has the right and power to enter into this Agreement. Customer agrees to indemnify Arrow and hold Arrow harmless from any cost, loss, or damage (including attorneys’ fees and court costs) that result from a breach or alleged breach of any of these representations and warranties or other obligations contained in this Agreement. ii) Arrow is the owner of any designs, drawings, derivative works, software or other intellectual property created by Arrow in connection with the performance of engineering services or other work under this Agreement. Arrow grants to Customer a perpetual license to use such intellectual property to the extent necessary for Customer to use Products provided by Arrow hereunder. Arrow represents and warrants that such intellectual property does not infringe the proprietary rights of any third party and Arrow has the right and power to enter into this Agreement. Arrow agrees to indemnify Customer and hold Customer harmless from any cost, loss, or damage (including attorneys’ fees and court costs) that result from a breach or alleged breach of any of these representations and warranties or other obligations contained in this Agreement.
9.    Forecast, Parts, Inventory Levels, Evaluation Units, Advanced
Replacement Units.
(a)    Forecast/Inventory Levels. Customer will issue a rolling forecast (“Forecast”) once per calendar month which specifies all work to be completed within the ninety (90) day period commencing on the date of the Forecast. Arrow shall stock thirty (30) days worth of parts(s) specified in the Forecast (“On-Hand Inventory”). Arrow shall order thirty (30) days worth of parts(s) specified in the Forecast and such part(s) shall be scheduled to replenish On-Hand Inventory as it is consumed. Subject to Section 11, each Forecast will be a binding commitment by Customer to purchase from Arrow all Products listed in the Forecast for the ninety (90) day period. Arrow will be entitled to rely on the Forecast in purchasing parts and other supplies required to perform the work described in the Forecast and to produce finished goods inventory (“FGI), subject only to the terms and conditions of this Agreement. Arrow and Customer will mutually agree upon FGI levels that-will accurately support Customer’s demand.
(b)    Evaluation Units. The parties will mutually agree to the number of Product evaluation units to be produced (“Evaluation Units). Evaluation Units will be produced as exact replicas of Product production units and will be invoiced to Customer at time of production. Evaluation Units will be held in Arrow’s inventory as consigned Customer-owned Product and will be shipped in accordance with Customer’s directions. Customer’s will be responsible for all shipping and export costs associated with outbound shipment of Evaluation Units and Customer’s end users will be responsible for all shipping and import/export costs associated with incoming shipments. Additional details of the Evaluation Unit process and cost will be detailed on an attached SOW.

(c)    Advanced Replacement Units. The parties will mutually agree to the number of Product advanced replacement units that will be produced and held in Arrow’s inventory (“AWR Units”). AWR Units will be invoiced as produced and will be held in Arrow’s inventory as consigned Customer-owned Product. Arrow will be responsible for all shipping costs, excluding, pursuant to Section 11 of the attached SOW Advanced Exchange & Evaluation Equipment that is also f6und to be DOA, any duties/taxes resulting from such shipment, for AWR Units returned from End Users or Customer to Arrow. Customer will be responsible for all shipping costs, any duties/taxes resulting from such shipment for defect free Evaluation Equipment shipped and returned by End User. Additional details of the AWR Unit process and cost will be detailed on an attached SOW.
10.    Order Fulfillment. Customer will issue blanket purchase orders (“ Blanket PO’s”) which will specify the purchase order number, part number, applicable specifications, quantity, and price of Products previously identified in the Forecast. Customer will authorize Arrow to release a specific order against a Blanket PO. Such authorization shall be in writing per email, mail or fax and will contain the delivery address. Products will be shipped in accordance with Section 4. Shipment of Products will be made using a first-in, first-out basis. Arrow will provided same-day fulfillment provided that Arrow receives Customer’s PO for shipment of finished ‘goods by 3 PM local Phoenix, AZ time at Arrow’s warehouse. Arrow will provide advanced shipping notices as requested by Customer for all finished goods shipments.
11.    Cancellation/Rescheduling. Except with respect to components of Products which are associated with WIP, FGI or have been previously identified to Customer as NC/NR, if Customer requests Arrow to cancel delivery of components Arrow will make reasonable commercial efforts to return the affected components to their supplier and cancel Arrow’s orders for such components. Customer is not obligated to pay Arrow for components that are returned or components on order, which are canceled at no cost to Arrow. Notwithstanding anything contrary in this Agreement, for Product composed solely of franchised components (components procured by Arrow from manufacturers with which Arrow has a distribution agreement and return/stock rotation privileges) upon written or email notice, Arrow will grant Customer the ability to reschedule orders as follows: within the first 30 days of forecast, Customer may reschedule up to 20% of the forecasted quantities; within 60 days of notice Customer may reschedule up to 30% of forecasted quantities; within 90 days of the forecast Customer may reschedule up to 50% of forecasted quantities. For Finished goods, NCNR and EOL components, Arrow will ship completed Products and affected components to Customer and Customer will pay for (i) Products that have been shipped by Arrow or are in Arrow’s possession as of the cancellation date that have been produced for the canceled order; and (ii) all affected components at Arrow’s normal resale prices for such components. Customer authorizes Arrow to bill these charges within sixty (60) days of the effective date of Customer’s cancellation.
12.    Finished Goods Inventory/Non-cancelable/Non-returnable Inventory. Notwithstanding anything to the contrary in this Agreement in the event that, (i) finished goods inventory (hereinafter “FGI”) is held in support of this Agreement for more than thirty (30) days, or (ii) On-Hand Inventory is held in support of this Agreement for more than sixty (60) days, or Customer fails to take delivery of EOL Parts on the delivery date as specified on the NC/NR, Arrow will invoice Customer on a monthly basis, and Customer agrees to pay Arrow, an inventory carrying charge equal to one and one-half percent

(1.5%) of the extended price of the value of the total of any such inventory balance remaining in Arrow’s inventory at the end of every Arrow fiscal month or for FGI and EOL Parts Arrow reserves the right to ship and invoice to Customer any such parts or FGI. Terms of any such payments shall be net thirty (45) days from the date of invoice, payable in U.S. dollars. This charge will be in addition and separate from any other fees invoiced by Arrow.
13.    Indemnification. Each party will be solely responsible for and will indemnify and hold the other party harmless from loss or bodily injury to persons or property (real or tangible) to the extent the loss or injury is caused by the negligent acts or omissions or intentional wrongdoing of its employees, subcontractors or agents (except to the extent caused by the negligent acts, omissions, or intentional wrongdoing of the other party and its employees, subcontractors or agents) and arises out of performance of this Agreement; provided the indemnified party gives the other party prompt written notice of the claim, sole control of the proceedings or settlement, and reasonable cooperation in the defense or settlement negotiations.
14.    LIABILITY LIMITATION NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT, NEITHER PARTY WILL BE LIABLE UNDER ANY SECTION OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, LOST PROFITS, LOST BUSINESS, OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES.
15.    Governing Law; Dispute Resolution. This Agreement will in all respects be governed by and construed in accordance with the laws of the State of New York, excluding that body of laws known as conflict of laws. The prevailing party in any legal action or proceeding to enforce this Agreement will be entitled to recover from the non-prevailing party its reasonable attorneys’ fees, and related costs and disbursements, incurred in connection with such proceeding or the enforcement of this Agreement. Both parties agree to waive trial by jury.
16.    Miscellaneous.
16.1    Independent Contractors. The parties are and will be independent contractors to one another, and nothing herein will be deemed to cause this agreement to create an agency, partnership, joint venture or any other relationship between the parties.
16.2    Assignment. Neither party may assign, delegate or other wise transfer any of its rights or obligation under this Agreement without the other party’s prior written approval, which will not be unreasonably withheld.
16.3    Notices. Notices or other communications under this Agreement will be in writing and will be effective when delivered personally or by overnight courier, or mailed, postage prepaid, by certified or registered mail to each party at the address set forth above (or to such other address as either party may from time to time provide the other).

16.4    Force Majeure. Non-performance (other than timely payment) under this Agreement will be excused, and neither party will bear any resulting liability to the other, to the extent that such performance is rendered commercially impracticable or delayed by an act of God or any other cause beyond the reasonable control of the non-performing party.
16. 5    No Solicitation for Employment. The parties agree that they will not directly solicit for employment each other’s employees during the term of this Agreement and for a period of one (1) year thereafter.
16.6    Quarterly Business Meetings. The parties agree to meet at mutually agreed upon times and locations no less than once per quarterly to discuss inventory levels, lead times, quality and Product lifecycle issues.
17.    Entire Agreement; Amendment; Severability; and Waiver. This Agreement represents the entire agreement between the parties concerning the subject matter hereof, and may not be modified except in a writing signed by both parties. This Agreement supersedes all proposals or quotations, oral or written, and all negotiations, conversations, or discussions between or among the parties relating to the subject matter of this Agreement. When interpreting this Agreement precedence will be given to the respective parts in the following order: (i) this Agreement; (ii) any exhibits to this Agreement; and (iii) if purchase orders are used to release Product, those portions of the purchase order that are not preprinted. Any waiver of any provision of this Agreement must be in writing and signed by the party alleged to have waived such provision, and any single waiver will not operate to waive subsequent or other defaults. The unenforceability of any provision of this Agreement will not affect the remaining provisions or any portions thereof.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

CUSTOMER:		ARROW ELECTRONICS, INC.

OEM Computing Solutions Group

By:	/s/ Ayelet Steinitz	By:	/s/ Yvonne Barcewski

Name:	Ayelet Steinitz	Name:	Yvonne Barcewski

Title:	VP, Business Development	Title:	Contract Manager OEM
Computing Solutions Group

Date:	3-8-07

EXHIBIT A
STATEMENT OF WORK (“SOW”)
ADVANCED EXCHANGE & EVALUATION EQUIPMENT
This Statement of Work (“SOW”) sets forth the scope of the Services, applicable prices, requirements and obligations of the parties and incorporates and is subject to the terms and conditions of the Master Services Agreement (“Agreement”) executed by Arrow Electronics, Inc. (“Arrow”) and Forescout, Inc. (“Customer”) dated February 8, 2007 (“Effective Date”). Unless otherwise mutually agreed by the parties, in the event that the Agreement is terminated, then this SOW shall also terminate.
1.    GENERAL INFORMATION
This document describes Advanced Exchange and Evaluation Equipment services for Customer’s End Users located in North America (United States and Canada) and selected international locations and includes the consignment of appropriate Customer Owned Parts (COP) inventory to meet the management and shipment of replacement and evaluation units in support of Customer’s hardware program requirements.
2.    DEFINITIONS
▪“Equipment” means products identified in Schedule 3

▪	“Service Call” means a single event for request of Service to a single piece of Equipment at a single location.
▪“Service Commencement Date” means the execution date of this SOW
▪“Customer” means Forescout, Inc..
▪“End User” means Customer’s customer where covered equipment resides
3.    TERM
This SOW is effective on the Effective Date and will remain in force until terminated in accordance with the provisions of this section. The initial term of this SOW shall be one (1) year(s) from the date first set forth above and thereafter, will automatically renew for periods of one (1) year. Either party may at any time terminate this SOW without cause by giving ninety days (90) prior written notice to the other.
4.    ADVANCED EXCHANGE AND EVALUATION EQUIPMENT
REPLACEMENT
Arrow will render Advanced Exchange and Evaluation Equipment Services (“Services”) as set forth herein for the Equipment identified in Schedule 3 and Customer will be charged the fees as set forth in Schedule 1 in fulfillment of these Services. Schedule 2 will identify the quantity and pricing for spare parts inventory.

5.    CUSTOMER RESPONSIBILITIES

a.
Customer will provide to Arrow an initial allotment of COP inventory of finished goods and parts to be used as dedicated service inventory in support of defective unit repairs and to establish an initial seed stock pool of finished goods inventory. Arrow and Customer will mutually agree on an amount of inventory and associated minimum and maximum levels to be maintained by Arrow in support of this Service.

b.
Unless otherwise specified in a separate SOW to the Agreement, Customer will take first call from the End User and perform technical problem determination. Customer will diagnose End User’s problem to ensure to the best of their ability that only Products with hardware failures or evaluation equipment returns are forwarded to the Arrow Depot Center.

c.
Customer will notify Arrow via a phone call or mutually agreed upon electronic notification each time hardware Services are required and will include the following details, if applicable, with each request for Service:

i.    End User contact name and shipping address
ii.    End User phone number
iii.    Equipment model number and part number
iv.    Equipment serial number
v.    Quantity of Equipment being returned

vi.	Problem diagnosis, to include a full description of symptoms describing fault, description of what Customer has done to try and make system operate correctly, and part(s) being shipped

d.	Customer will perform services to ensure End User returns defective Equipment to designated Depot Repair Center upon receipt of an advanced replacement product.

e.	Customer or End User will include the RMA number on the outside shipping label of all Equipment returned to Arrow as defective or as evaluation returns.

f.
Customer or End User will be responsible for initial installation or reinstallation of replacement Equipment, software, or operational procedures unless specifically requested and stipulated as part of this SOW.

g.
Prior to the Service Commencement Date (as defined in Section 10 below), Customer will provide or verify a list of service inventory that will be included in this Services program as listed on Schedules 1 & 2. Arrow shall keep a list current and provide in writing, in a mutually agreed upon format, additions and/or deletions of Equipment to the customer on a monthly basis.

h.	Customer will identify a single Customer contact for service issues.

i.
Customer will provide Arrow with a new unit and install base volume forecast on a quarterly basis that can be used by Arrow to forecast call, Advanced Exchange shipment and Equipment repair (if applicable) volumes. Such forecasts shall be a rolling six (6) month forecast. The provision by Customer of such forecasts shall not constitute a commitment by Customer to fulfill such volumes from Arrow, nor does it constitute a commitment by Arrow to support such volumes. Customer acknowledges that Arrow will use these forecasts for planning purposes.

6.    ARROW RESPONSIBILITIES

a.	Opening Service Call

i.	Arrow will provide Customer with an assigned Program Manager who will act as the point of contact for Advanced Exchange shipment requests.

ii.
An end-user experiences a hardware failure with their in-warranty Equipment or authorized to receive evaluation Equipment and initiates a call to the Customer’s service system (unless Arrow providing call center services as specified in a separate SOW). If deemed a hardware related issue, serviceable under this maintenance contract, Customer will initiate a service event with Arrow. The Arrow Program Manager receives the call and initiates the processing of the request.

iii.	Arrow shall confirm receipt and acceptance of each Service Call by assigning an RMA number and providing this RMA number to the Customer.

b.	Advanced Exchange

i.
If Arrow receives an Advanced Exchange or Evaluation Equipment request from Customer, Arrow Program Manager will request that the Arrow depot repair facility ship the Advanced Exchange or evaluation Equipment to the End User experiencing the failure or that is authorized to receive an evaluation unit.

ii.	Arrow will maintain product tracking information and end-user shipping information.

iii.
Upon receipt of an Advance Exchange unit request, the Arrow Program Manager assigns an RMA# and orders the shipment of the replacement unit for the defective unit to the designated end-user via overnight airfreight for next business day delivery or best available service if next business day delivery service is not available to that location. If this request is received by 3:00 pm local Phoenix, AZ, then the Equipment will be shipped that day. If request received after 3:00 pm local Phoenix, AZ, the Equipment will be shipped out the following day

iv.	Depot Repair facility enters outgoing Advance Exchange replacement or Evaluation Equipment order and shipping into the inventory management system.

v.	End User site receives Advance Exchange replacement unit and swaps the defective Equipment with the replacement Equipment supplied.

vi.	End User re-packs and ships the defective Equipment to the Arrow Depot Repair Facility via Arrow’s preferred and predetermined method of shipment, per the AWR Build Plans of such equipment

vii.	The Depot Repair Center receives the defective Equipment from the End User and inspects for any return shipping damage.

viii.	The Depot Repair Center matches RMA# and other provided product tracking information with the received defective Equipment to ensure correct Equipment has been received.

ix.
If the received Equipment does not match the RMA information, Arrow will isolate the Equipment until the mismatch can be resolved with the Customer or End User. If the Equipment does match the RMA information, Arrow will receive incoming defective Equipment into the inventory management system.

x.	The Depot Repair Center receives incoming Equipment into the inventory management system.

xi.
The Depot Repair Center performs a test and screen on each repairable Equipment and associated component parts received to determine status and perform a visual inspection of the cosmetic status of the Equipment in accordance with Arrow’s Visual Cosmetic/Surface Inspection Standard on Advanced Exchange Units described in Schedule 4 of this SOW.

xii.
If failure isolated to defective part(s), The Depot Repair Center will draw a replacement part(s) from the available production and/or refurbished parts inventory and completes the repair (if applicable) in accordance with the current build plan specifications in effect at that time within five (5) business days of receipt within the Depot Repair Center.

xiii.	The Depot Repair Center will perform functionality testing in accordance with Customer build plan specifications on repaired Equipment.

xiv.	Arrow repairs defective Equipment (if applicable), applies a warranty seal and places it into inventory where it will be used as replacement Equipment inventory.

xv.	The Depot Repair Center logs the repaired Equipment into the Inventory Management System as COP available to be used for replacement or evaluation Equipment inventory.

xvi.
If defective part(s) is covered under manufacturers warranty, Arrow will return to manufacturer for a refurbished or replacement part based on warranty coverage. If part is not covered under warranty, Arrow will return to manufacturer for price quote to repair the part (if available from manufacturer). If Customer provides written approval and acceptance of quoted repair charge, Arrow will request a Purchase Order (PO) from Customer and notify manufacturer to perform the required repair.

xvii.	The Depot Repair Center will perform a functionality test of the repaired or replacement part(s) received from manufacturers.

xviii.
The Depot Repair will replenish the COP service inventory with the refurbished/repaired part or request a Purchase Order from Customer for additional COP inventory to ensure adequate levels of service inventory are maintained based upon a mutually agreed upon minimum and maximum level of service inventory.

xix.
Arrow will provide to Customer a failure analysis report on a monthly (or other mutually agreed upon frequency) basis to cover the previous months incidents based on description of failure provided by Customer, Arrow’s inspection of returned part and any root cause failure analysis data provided by manufacturers.

xx.
Arrow will provide Customer an RMA report on a frequency to be mutually agreed by both parties (but not more frequent than weekly), that will list all RMA’s issued by Arrow for Customer that will includes dates and status of whether the RMA defective units have been received by The Depot Repair Facility.

7.    EQUIPMENT INVENTORY
Any request by the Customer to add, remove or change any Equipment listed on Schedule 2 or Schedule 3 must be made in writing thirty (30) days in advance. Arrow reserves the right to refuse such requests. Arrow will inform Customer of change(s) to the pricing schedule (Schedules 1 & 2) associated with the addition of Equipment. Arrow reserves the right to refuse such requests. Please allow 30 days to entitle Equipment upon receipt of a change request to Schedule 1 &2.

8.    SPARE PARTS
An inventory of the defined COP based on the configurations for the Equipment identified in Schedule 3 will be defined by the Arrow depot repair center, based on a formula comprised of— component repair/failure rates, target repair service level turnaround times, the current install base, and a three year forecast updated quarterly. The customer owned reserve of inventory will be held at the depot repair center and used for Advanced Exchange requests and evaluation Equipment requests. Reviews will be held on a quarterly basis or as required to adjust the COP inventory and procure additional Equipment as needed to ensure an adequate level of inventory is available to fulfill the current volume of Advanced Exchange and evaluation Equipment transaction volumes.
9.    PHYSICAL DAMAGE INSPECTION
When performing defective Equipment repair, if Arrow discovers that the Equipment is malfunctioning due to anything other than a failing internal component, or has been damaged due to fault or neglect on the part of the End User, or damaged during transit to Arrow, Arrow will notify the Customer via a mutually agreed upon established process. Arrow will offer a price quote for an evaluation service to determine the extent of the damage and cost to repair, at the prevailing time and materials rate. If accepted by the Customer, Arrow will perform the repair service and will invoice the Customer accordingly.
10.    NOT RESPONSIBLE FOR LOSS OF DATA OR SOFTWARE
Customer is responsible for backing-up all data at client location. In no event shall Arrow be responsible for any loss of data that may occur while Services are being performed.
11.    EXPORT LICENSING, DUTIES AND TAXES
Customer is responsible for ensuing all Equipment that is supported with Services meets the export licensing and customs requirements to allow shipments into the Customer End User locations. Customer is responsible for all duties, taxes and tariff charges resulting from delivery of Services or shipment of replacement Equipment to the designated End User locations or return shipment of defective Equipment to the Arrow Depot Repair Center.
12.    SERVICE COMMENCEMENT
Customer and Arrow will mutually agree to the date that Services will commence (the “Service Commencement Date”). Services shall not commence until this SOW has been accepted and signed by duly authorized representatives of both parties.
13.    PRICE AND INVOICE REQUIREMENTS
a.    Pricing outlined in Schedules 1 & 2.

b.
If amounts owed to Arrow become past due, Arrow, in its sole discretion, reserves the right to suspend Services until Customer’s account is current. This right is in addition to any other rights and remedies that Arrow may have under the Agreement.

c.	Invoices will be sent to Customer at the following address:
Customer Name: ForeScout Technologies
Attention: Accounts Payable
Billing Address: 10001 NORTH DE ANZA BLVD, SUITE 220
City, State, Zip: Cupertino, CA 95014
(Billing Contact Phone #): 408-213-3191

d.	Primary Customer Contact
Name: Ira Madnick
Title: Director of Operations

AGREED AND ACCEPTED:
ARROW ELECTRONICS, INC.		FORESCOUT TECHNOLOGIES, INC.

By:	/s/ Yvonne Barcewski	By:	/s/ Ayelet Steinitz

Name:	Yvonne Barcewski	Name:	Ayelet Steinitz

Title:	Contract Manager	Title:	VP, Business Developments

Date:	3-21-07	Date:	3-8-07

SCHEDULE 1 — PRICING SCHEDULE
ADVANCED EXCHANGE & EVALUATION EQUIPMENT

Service Period:
Monday through Friday, 8:00 AM to 5:00 PM MST. Advanced Exchange & Evaluation requests received by 3:00 pm local Phoenix, AZ, will be shipped the same day for Next Business Day delivery shipping where NBD delivery is available.

Fee Schedule:

Advanced Exchange Program Fees
Refurbished Inventory Management Fee (limit of 10 units)	$Waived
Advanced Replacement & Evaluation Handling Fee	$19.00 Arrow Pays shipping
In-Warranty Expedited Repair & Refurbishment Fee	$130.00 plus parts
Out of Warranty Repair & Refurbishment Fee	$205.88 plus parts

SCHEDULE 2 - SPARE PARTS PRICING SCHEDULE
MFG	MFG P/N	Descripton	QTY	Parts Fee

	HW-200-02	CT100 Hardware Components
Intel	SR1530AHNA	Intel SR 1530 Pfixed Drive, Aspen Hill/Hawk Juntion UP 1U LX Platform, ships with North American Power Cord, Includes Basic Rail Kit and passive heatsink	1	$425.22
Intel	HH80547RE077CN SL98X	Intel Celerno D, 341, 2.93Ghz, Embedded Processor	1	$53.69
Micron	MT9HTF6472AY-53EB3	Unbuffered ECC,512MB,DDR2-533	1	$77.33
Intel	FPWRCABLENA	Spare NA Lead Free Power Cord	1	$6.00
Western Dig	WD2500YD	SATA RAID Edition 250G,7200 8MB cache	1	$101.35
Intel	MOCBASICRAIL	Basic Rail Kit Replacement	1	$42.00
Intel	AXXSCD	Intel CDRom Slimline Black	1	$48.42
Intel	PWLA8490MT	Single Gigabit Network Card - PCIe	1	$137.39

Intel	AAHPCIEUP	2U Full Height	1		$27.16
		PCI-e Riser, 1 Slot
Belkin	F3B207-10	DBF9 to DBF9 Serial Transfer cable 10ft.	1		$2.71
COP	QIG-102-02	ConterAct 6.1.2 QIG kit	1		$—
COP	KHL1UCORRPAD2S#166	Padding	1		$2.49
COP	KHL1UFOAMPAD2S#166	Foam Padding	1		$13.12
COP	KHL1U2UACCBOX2S#166	Accessory	1		$1.00
COP	KHL1U2UBOX2S#166	Carton	1		$15.10
COP	KHL1U2UTRAY2S#166	Tray	1		$33.09
Arrow	TBD	Thermal .5x2.5 S/N P/N Label	1		TBD
COP	SW-200-02	Software for CT100	1		TBD
COP	TBD	ForeScout Image Version 6.x	1	Not part of floor stock	TBD
COP	TBD	BIOS Revision P.5	1	Not part of floor stock	TBD
Arrow	TBD	4mil 36x24 Anti Static Poly Bag	1		TBD
Arrow	TBD	Manufactured in the USA label	1		TBD
Arrow	TBD	3x4.25 Tyvek Bag Desiccants	1		TBD
Arrow	TBD	2x2 ESD Label “Yellow”	1		TBD
Arrow	TBD by Arrow	Label Warranty Void, Chrome	1		TBD
Arrow	TBD	4x2 Direct Thermil P/N, S/N Carton label	1		TBD
Arrow	TBD	ROHS Label	1		TBD
Arrow	TBD	WEEH Label	1		TBD

SCHEDULE 2 CONTINUED - SPARE PARTS PRICING SCHEDULE
MFG	MFG P/N	Descripton	QTY		Parts Fee

Intel	SR1530AHNA	Intel SR 1530 Pfixed Drive, Aspen Hill/Hawk Juntion UP 1U LX Platform, ships with North American Power Cord, Includes Basic Rail Kit and passive heatsink	1		$425.22
Intel	HH80547RE077CN SL98X	Intel Celerno D, 341, 2.93Ghz, Embedded Processor	1		$53.69
Micron	MT9HTF6472AY-53EB3	Unbuffered ECC,512MB,DDR2-533	1		$77.33
Western Dig	WD2500YD	SATA RAID Edition 250G,7200 8MB cache	1		$101.35
Intel	FPWRCABLENA	Spare NA Lead Free Power Cord	1		$6.00
Intel	MOCBASICRAIL	Basic Rail Replacement	1		$42.00
Intel	AXXSCD	Intel CDRom Slimline Black	1		$48.43
Intel	EXPI9404PT	Copper Pro / 1000 Quad Gibit Card PCI-e	1	EXPI9404PTBLK-BULK	$467.13
Intel	AAHPCIEUP	1U Full Height PCI-e Riser, 1 Slot	1		$27.17

Belkin	F3B207-10	DBF9 to DBF9 Serial Transfer cable 10ft.	1		$2.71
COP	QIG-102-02	ConterAct 5.1.2 QIG kit	1		$ TBD
COP	BZ-102-01	ForeScout CounterAct Bezel w/ Logo	1		TBD
COP	KHL1UCORRPAD2S#166	Padding	1		$2.50
COP	KHL1UFOAMPAD2S#166	Foam Padding	1		$13.12
COP	KHL1U2UACCBOX2S#166	Accessory	1		$1.00
COP	KHL1U2UBOX2S#166	Carton	1		$15.10
COP	KHL1U2UTRAY2S#166	Tray	1		$33.09
Arrow	TBD	Thermal .5x2.5 S/N P/N Label	1		TBD
COP	SW-200-02	Software for CT100	1		TBD
COP	TBD	ForeScout Image Version 6.x	1	Not part of floor stock	TBD
COP	TBD	BIOS Revision P.5	1	Not part of floor stock	TBD
Arrow	TBD	4mil 36x24 Anti Static Poly Bag	1		TBD
Arrow	TBD	Manufactured in the USA label	1		TBD
Arrow	TBD	3x4.25 Tyvek Bag Desiccants	1		TBD
Arrow	TBD	2x2 ESD Label “Yellow”	1		TBD
Arrow	TBD by Arrow	Label Warranty Void, Chrome	1		TBD
Arrow	TBD	4x2 Direct Thermil P/N, S/N Carton label	1		TBD
Arrow	TBD	ROHS Label	1		TBD
Arrow	TBD	WEEH Label	1		TBD

SCHEDULE 2 CONTINUED - SPARE PARTS PRICING SCHEDULE
MFG	MFG P/N	Descripton	QTY		Parts Fee

	HW-200-02	CT100 Hardware Components
Intel	SR1530AHNA	Intel SR 1530 Pfixed Drive, Aspen Hill/Hawk Juntion UP 1U LX Platform, ships with North American Power Cord, Includes Basic Rail Kit and passive heatsink	1		$425.22
Intel	HH80547RE077CN SL98X	Intel Celerno D, 341, 2.93Ghz, Embedded Processor	1		$53.69
Micron	MT9HTF6472AY-53EB3	Unbuffered ECC,512MB,DDR2-533	1		$77.33
Intel	FPWRCABLENA	Spare NA Lead Free Power Cord	1		$6.00
Western Dig	WD2500YD	SATA RAID Edition 250G,7200 8MB cache	1		$101.35
Intel	MOCBASICRAIL	Basic Rail Replacement	1		$42.00
Intel	AXXSCD	Intel CDRom Slimline Black	1		$48.43
Intel	EXPI9404PF	PCIe Dual Fibre Channel Card	1	EXPI9404PTBLK-BULK	$694.12

Intel	AAHPCIEUP	1U Full Height PCI-e Riser, 1 Slot	1		$27.17
Belkin	F3B207-10	DBF9 to DBF9 Serial Transfer cable 10ft.	1			$2.71
COP	QIG-102-02	ConterAct 5.1.2 QIG kit	1			$ TBD
COP	KHL1UCORRPAD2S#166	Padding	1			$2.50
COP	KHL1UFOAMPAD2S#166	Foam Padding	1			$13.12
COP	KHL1U2UACCBOX2S#166	Accessory	1			$1.00
COP	KHL1U2UBOX2S#166	Carton	1			$15.09
COP	KHL1U2UTRAY2S#166	Tray	1			$33.09
Arrow	TBD	Thermal .5x2.5 S/N P/N Label	1			TBD
COP	SW-200-02	Software for CT100	1			TBD
COP	TBD	ForeScout Image Version 6.x	1	Not part of floor stock		TBD
COP	TBD	BIOS Revision P.5	1	Not part of floor stock		TBD
Arrow	TBD	4mil 36x24 Anti Static Poly Bag	1			TBD
Arrow	TBD	Manufactured in the USA label	1			TBD
Arrow	TBD	3x4.25 Tyvek Bag Desiccants	1			TBD
Arrow	TBD	2x2 ESD Label “Yellow”	1			TBD
Arrow	TBD by Arrow	Label Warranty Void, Chrome	1			TBD
Arrow	TBD	4x2 Direct Thermil P/N, S/N Carton label	1			TBD
Arrow	TBD	ROHS Label	1			TBD
Arrow	TBD	WEEH Label	1			TBD

SCHEDULE 3 — EQUIPMENT UNDER CONTRACT
CCPxxCT100-04
CCPxxCT100E-04
CCPxxCT100MS-04
and all the above including suffix —EVAL , -AWR , and -DEF

SCHEDULE 4
VISUAL COSMETIC/SURFACE INSPECTION SPECIFICATIONS
Purpose:
This specification shall be used as a reference to aid return center in visually inspecting the cosmetic defect permissibility for advanced exchange units.
Responsibilities:
Any Arrow representative engaged in inspecting advanced exchange units for cosmetic flaws should be familiar and understand the directives contained in this document prior to performing any visual inspection of the advanced exchange units.
Surface Classification:
The inspection criteria are based on the use of the unit. Any surface that is internal and cannot be viewed, without dismantling the end product, is not a cosmetic surface and therefore, form, fit and function are the primary consideration when evaluating this surface. It is reasonable that the advanced exchange units being inspected will not conform to the expected cosmetic standard at the time the unit was manufactured. The below classifications are specific to units that have been “used” and have been repaired and subsequently been place into the advanced exchange spares pool at Arrow. Each unit surface that can be viewed externally shall be categorized into one of three classes below.
Definition of Surface Classification:
•Class 1 Surface (Frequently Viewed)
Surfaces frequently viewed in the finished product by the customer. (Examples: Front covers, side covers, top covers, faceplates, filler panels, etc...)
•Class 2 Surface (Occasionally Viewed)
Surfaces occasionally viewed in the finished product by the customer. (Examples: Bottom covers, outside of rear covers, etc...) Appearance of a class 2 surface, while important, is secondary to form, fit and function. Consideration should be given to how the flaw affects general appearance/function.
•Class 3 Surfaces (Infrequently Viewed)
Surfaces infrequently or never viewed in the finished product by the customer. (Example: Normally concealed surfaces, bottom plates, top plates (rack servers), internal surfaces of assemblies). Form, fit, and function are the primary consideration when evaluating a class 3 surface.
Viewing Conditions:

When looking for a flaw, consider whether the flaw will affect the general appearance, based on the quality requirement for the surface exposure. The product shall be viewed under the following conditions listed below:
•Viewing Angle: Product should be viewed within the viewing range and should not be viewed at less than 30 degrees from the surface.
•Viewing Distance: Approximately 18 inches minimum to 36 inches maximum.
•Viewing Lighting: Use normal room lighting.
•Viewing Magnification: None
•Viewing Time: A sufficient amount of time should be used to inspect the product. When making an accept/reject judgment about a cosmetic flaw, avoid using concentrated study. The following is a suggested guideline:
View the area at an approximate rate of 5 seconds per square foot. Based on the quality requirements for the surface exposure, consider whether the flaw adversely affects the general appearance.
Inspection Criteria:
The following criteria being presented in the section are general guidelines. Other specific requirements may be placed in customer documents and would supersede the requirements defined in this document.
Paint Defects (Covers/FacePlates):
-Corrosion: A state of deterioration in metals caused by oxidation or chemical action.
Class 1: Unacceptable
Class 2: Unacceptable
Class 3: Unacceptable
-Blisters: Non-adhesion: Lack of proper sticking of the coating surface.
Class 1: Unacceptable if larger than a pencil eraser AND more than 2 per square foot surface.
Class 2: Acceptable
Class 3: Acceptable
-Flaking/Peeling: The paint lifts from its underlying surface in smooth flakes. These flakes may be easily broken, with tendency for the edges to peel away from the surface.
Class 1: Unacceptable if larger than a pencil eraser AND more than 2 per square foot surface.
Class 2: Acceptable
Class 3: Acceptable
Surface Irregularities: Surface irregularities, typically appearing as ripples curved, straight or crisscrossed grooves, or jagged or global protrusions.

Class 1: Unacceptable if larger than a quarter AND more than 2 per square foot surface.
Class 2: Acceptable
Class 3: Acceptable
Surface Defects (Covers/Faceplates):
-Scratches: Nicks, discoloration, voids, bubbles, and lumps:
Class 1: Acceptable provided bare metal is not exposed (see shallow grooves criteria below) AND scratches (nicks, voids, bubbles, & lumps), more than one inch long, do not exceed more than 10 per square foot surface OR discoloration does not exceed the size of a dollar bill.
Class 2: Acceptable provided it does not affect function or alignment.
Class 3: Acceptable provided it does not affect function or alignment.
-Scratches: Shallow grooves.
Class 1: A heavy scratch (bare metal exposed) is unacceptable if scratch is more than 1/3 inch long AND more than 6 per square foot surface.
Class 2: Acceptable
Class 3: Acceptable
-Dents/Gouges:
Class 1: Dents/Gouges are unacceptable if larger than a quarter in diameter and more than 1/8 inch in depth, or affects functions or alignment.
Class 2: Acceptable provided it does not affect function or alignment.
Class 3: Acceptable provided it does not affect function or alignment.
-Smear:
Class 1: Smears are unacceptable if larger than a dollar bill.
Class 2: Acceptable
Class 3: Acceptable
Alignment/Mechanical (Covers/Faceplates)
Misalignments:
Class 1: Overhang/misalignment of covers/panels greater than 1/3 inch is unacceptable.
Class 2: Acceptable provided it does not affect function, including footprint stability.
Class 3: Acceptable provided it does not affect function, including footprint stability.

MFG	MFG P/N	Descripton	QTY	Part Fee

		CT1000 Hardware Components
Intel	SR1550ALSASNA	SR1550 1U Hotswap “Active” SAS/SATA Backpane kit - 8 port PCI-e, 6 drive carriers included, Include NA Power Cord	1	$1,236.51
Intel	HH80556KJ0414M	5130 WoodCrest dual core 2.0GHz /1333MHz FSB/4MB cache	1	$325.26
	MT18HTF12872FDY-667D5E3	1GB DDR2-667MHz for Alcolu board	2	$152.57
AVC	S440S00001	1U Passive Thermal Solution		$27.77
Seagate	ST910021AS/SB	Momentus 7200 Hard Drive - 100GB - internal 2.5in SATA 1.5 Gb/s 8MB Cache	2	$117.08
Intel	AXXSCD	Intel CDRom Slimline Black	1	$48.43
Intel	ASR1550BEZ	black 1U SR1550 locking Front Bezel	1	$34.25
Intel	EXPI9402PF		2	$651.25
Intel	ASR1550PS	SR1550 650W power supply, spare upgrade Redundant powere 1+1	1	$236.24
Intel	AXXHERAIL	Tool-less Sliding Rail Kit	1	$51.97
Arrow	KHL1UCORRPAD2S#166	Padding	1	$2.50
Arrow	KHLIUFOAMPAD2S#166	Foam Padding	1	$13.12
Arrow	KHL1U2UACCBOX2S#166	Accessorys	1	$1.00
Arrow	KHL1U2UBOX2S#166	Carton	1	$15.10
Arrow	KHL1U2UTRAY2S#166	Tray	1	$33.09
ForeScout	FS Supplied	ForeScout Image Version 6.x	1	TBD
ForeScout	FS Supplied	BIOS Revision P10	1	TBD
ForeScout	FS Supplied	FRU-SDR 6.6.3	1	TBD
ForeScout	FS Supplied	MBMC 2.40		TBD
ForeScout	TBD	ConterAct 6.X QIG kit		TBD
??	??	RJ45 to DB9 Female Console Cable	1	TBD

MFG	MFG P/N	Descripton	QTY	Part Fee

		CT1000 Hardware Components
Intel	SR1550ALSASNA	SR1550 1U Hotswap “Active” SAS/SATA Backpane kit - 8 port PCI-e, 6 drive carriers included, Include NA Power Cord	1	$1,236.51
Intel	HH80556KJ0414M	5130 WoodCrest dual core 2.0GHz /1333MHz FSB/4MB cache	1	$325.26
Micron	MT18HTF12872FDY-667D5E3	1GB DDR2-667MHz for Alcolu board	2	$152.57
AVC	S440S00001	1U Passive Thermal Solution		$27.77
Seagate	ST910021AS/SB	Momentus 7200 Hard Drive - 100GB - internal 2.5in SATA 1.5 Gb/s 8MB Cache	2	$117.08
Intel	AXXSCD	Intel CDRom Slimline Black	1	$48.43
Intel	ASR1550BEZ	black 1U SR1550 locking Front Bezel	1	$34.25
Intel	PWLA8490MT		1	$114.13
Intel	ASR1550PS	SR1550 650W power supply, spare upgrade Redundant powere 1+1	1	$236.24
Intel	AXXHERAIL	Tool-less Sliding Rail Kit	1	$51.97
Arrow	KHL1UCORRPAD2S#166	Padding	1	$2.50
Arrow	KHLIUFOAMPAD2S#166	Foam Padding	1	$13.12
Arrow	KHL1U2UACCBOX2S#166	Accessorys	1	$1.00
Arrow	KHL1U2UBOX2S#166	Carton	1	$15.10
Arrow	KHL1U2UTRAY2S#166	Tray	1	$33.09
ForeScout	FS Supplied	ForeScout Image Version 6.x	1	TBD
ForeScout	FS Supplied	BIOS Revision P10	1	TBD
ForeScout	FS Supplied	FRU-SDR 6.6.3	1	TBD
ForeScout	FS Supplied	MBMC 2.40		TBD
ForeScout	TBD	ConterAct 6.X QIG kit		TBD
??	??	RJ45 to DB9 Female Console Cable	1	TBD

MFG	MFG P/N	Descripton	QTY	Part Fee

		CT1000 Hardware Components
Intel	SR1550ALSASNA	SR1550 1U Hotswap “Active” SAS/SATA Backpane kit - 8 port PCI-e, 6 drive carriers included, Include NA Power Cord	1	$1,236.51
Intel	HH80556KJ0414M	5130 WoodCrest dual core 2.0GHz /1333MHz FSB/4MB cache	1	$325.26
	MT18HTF12872FDY-667D5E3	1GB DDR2-667MHz for Alcolu board	2	$152.57
AVC	S440S00001	1U Passive Thermal Solution		$27.77
Seagate	ST910021AS/SB	Momentus 7200 Hard Drive - 100GB - internal 2.5in SATA 1.5 Gb/s 8MB Cache	2	$117.08
Intel	AXXSCD	Intel CDRom Slimline Black	1	$48.43
Intel	ASR1550BEZ	black 1U SR1550 locking Front Bezel	1	$34.25
Intel	EXPI9402PF	PRO/1000 GT Dual Fibre Port Server Adaptor	1	$651.25
Intel	PWLA8492MT	Copper 10/100/1000 Dual Gigabit Card	1	$156.75
Intel	ASR1550PS	SR1550 650W power supply, spare upgrade Redundant powere 1+1	1	$236.24
Intel	AXXHERAIL	Tool-less Sliding Rail Kit	1	$51.97
Arrow	KHL1UCORRPAD2S#166	Padding	1	$2.50
Arrow	KHLIUFOAMPAD2S#166	Foam Padding	1	$13.12
Arrow	KHL1U2UACCBOX2S#166	Accessorys	1	$1.00
Arrow	KHL1U2UBOX2S#166	Carton	1	$15.10
Arrow	KHL1U2UTRAY2S#166	Tray	1	$33.09
ForeScout	FS Supplied	ForeScout Image Version 6.x	1	TBD
ForeScout	FS Supplied	BIOS Revision P10	1	TBD
ForeScout	FS Supplied	FRU-SDR 6.6.3	1	TBD
ForeScout	FS Supplied	MBMC 2.40		TBD
ForeScout	TBD	ConterAct 6.X QIG kit		TBD
??	??	RJ45 to DB9 Female Console Cable	1	TBD

ADDENDUM 1
To
Custom Products Agreement — Integration and Services
Between the OEM Computing Solutions Group of Arrow Electronics, Inc.
And
ForeScout Technologies, Inc.
This Addendum 1 (Addendum) to the Custom Product Agreement — Integration and Services referenced below is effective as of November 7, 2007 (“Addendum Effective Date”) by the OEM Computing Solutions Group of Arrow Electronics, Inc., (“Arrow”) and ForeScout Technologies, Inc. (“Customer).
RECITALS
A.    Arrow and Customer are parties to the Custom Products Agreement — Integration and Services entered into as of March 7, 2007 (the “Agreement”).
B.    Arrow and Customer desire to addend the Agreement as set forth below.
NOW THEREFORE, in consideration for the promise and mutual covenants contained in this Amendment, and for good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows:
1.    The following integration location shall be covered by the terms and conditions of the Agreement:
Orion Electronics, Inc. (“Orion”)
29 Jaszberenjiut, Budapest, Hungary 1106
2.    The attached Statement of Work specific to repair services offer by Arrow’s subcontract, Orion, shall be added to and made a part of the Agreement.
3.    All other terms and conditions of the Agreement shall remain enforce and unchanged.
IN WITNESS WHERE OF, the parties hereto have executed this Addendum by their respective duly authorized representative to be effective as of the date first written above.

ARROW ELECTRONICS, INC.
OEM Computing Solutions Group		FORESCOUT TECHNOLOGIES, INC.

By:	/s/ Yvonne Barcewski	By:	/s/ Gordon Boyce

Name:	Yvonne Barcewski	Name:	Gordon Boyce

Title:	Contracts Manager	Title:	President

		Date:	Dec 12/07

STATEMENT OF WORK (“SOW”)
ADVANCED EXCHANGE SERVICES
FORESCOUT

This Statement of Work (“SOW”) is effective 11/7/07 (“Effective Date”) and sets forth the scope of the Services, applicable prices, requirements and obligations of the parties and incorporates and is subject to the terms and conditions of the Custom Products Agreement - Integration and Services (“Agreement”) executed by the OEM Computing Solutions Group of Arrow Electronics, Inc. (“Arrow”) and ForeScout Technologies, Inc. (“Customer”) dated March 7, 2007. Unless otherwise mutually agreed by the parties, in the event that the Agreement is terminated, then this SOW shall also terminate.
1.    GENERAL INFORMATION
Customer has engaged Arrow to perform the assembly of individual electronic and computer components into certain finished good products specific to Customer.
The parties desire to engage in a relationship whereby Arrow or its sub contractor will provide Advanced Exchange and Repair/Refurbishment services (“Services”) to Customer. This document describes Advanced Exchange services for Customer’s End Users located in Europe and includes the consignment of appropriate Customer Owned Parts (COP) inventory to meet the management and shipment of replacement and evaluation units in support of Customer’s hardware program requirements.
2.    DEFINITIONS

▪	“Depot Repair Center” means the depot center located at 29 Jaszberenji ut, Budapest, Hungary 1106

▪	“Equipment” means products identified in Schedule 3

▪	“Service Call” means a single event for request of Service to a single piece of Equipment at a single location.

▪	“Service Commencement Date” means the execution date of this SOW

▪	“Customer” means ForeScout, Inc.

▪	“End User” means Customer’s customer where covered equipment resides
3.    TERM
This SOW is effective on the Effective Date and will remain in force until terminated in accordance with the provisions of this section. The initial term of this SOW shall be one (1) year(s) from the date first set forth above and thereafter, will automatically renew for periods of one (1) year. Either party may at any time terminate this SOW without cause by giving ninety days (90) prior written notice to the other.

4.    ADVANCED EXCHANGE REPLACEMENT
Arrow or its subcontractor will render Advanced Exchange Services (“Services”) as set forth herein for the Equipment identified in Schedule 3 and Arrow will be charged the fees as set forth in Schedule 1 in fulfillment of these Services. Schedule 2 will identify the quantity and pricing for spare parts inventory.
5.    CUSTOMER RESPONSIBILITIES

a.
Customer will provide to Arrow an initial allotment of COP inventory of finished goods and parts to be used as dedicated service inventory in support of defective unit repairs and to establish an initial seed stock pool of finished goods inventory. The parties will mutually agree on an amount of inventory and associated minimum and maximum levels to be maintained by Arrow in support of this Service.

b.
Unless otherwise specified in a separate SOW to the Agreement, Customer will take first call from the End User and perform technical problem determination. Customer will diagnose End User’s problem to ensure to the best of their ability that only Products with hardware failures or evaluation equipment returns are forwarded to the Depot Repair Center run by Arrow’s subcontractor Orion Electronics, Ltd. (“Orion”).

c.
Customer will notify Orion via a phone call or mutually agreed upon electronic notification each time hardware Services are required and will include the following details, if applicable, with each request for Service:

i.    End User contact name and shipping address
ii.    End User phone number
iii.    Equipment model number and part number
iv.    Equipment serial number
v.    Quantity of Equipment being returned

vi.	Problem diagnosis, to include a full description of symptoms describing fault, description of what Customer has done to try and make system operate correctly, and part(s) being shipped

d.	Customer will perform services to ensure End User returns defective Equipment to designated Depot Repair Center upon receipt of an advanced replacement product.

e.	Customer or End User will include the RMA number on the outside shipping label of all Equipment returned to Arrow as defective or as evaluation returns.

f.
Customer or End User will be responsible for initial installation or reinstallation of replacement Equipment, software, or operational procedures unless specifically requested and stipulated as part of this SOW.

g.
Prior to the Service Commencement Date (as defined in Section 10 below), Customer will provide or verify a list of service inventory that will be included in this Services program as listed on Schedules 1 & 2. Arrow and Orion shall keep a list current and provide in writing, in a mutually agreed upon format, additions and/or deletions of Equipment to the customer on a monthly basis.

h.	Customer will identify a single Customer contact for service issues.

i.
Customer will provide Arrow with a new unit and install base volume forecast on a quarterly basis that can be used by Arrow to forecast call, Advanced Exchange shipment and Equipment repair (if applicable) volumes. Such forecasts shall be a rolling ninety (90) day forecast. The provision by Customer of such forecasts shall not constitute a commitment by Customer to fulfill such volumes from Arrow, nor does it constitute a commitment by Arrow to support such volumes. Customer acknowledges that Arrow will use these forecasts for planning purposes.

6.    ARROW RESPONSIBILITIES

a.	Opening Service Call

i.	Orion will provide Customer with an assigned Program Manager who will act as the point of contact for Advanced Exchange shipment requests.

ii.
An end-user experiences a hardware failure with their in-warranty Equipment and initiates a call to the Customer’s service system (unless Arrow providing call center services as specified in a separate SOW). If deemed hardware related issue, serviceable under this maintenance contract, Customer will initiate a service event with Orion. The Orion Program Manager or designated Orion contact receives the call or other electronic communication method and initiates the processing of the request.

iii.	Orion shall confirm receipt and acceptance of each Service Call by assigning an RMA number and providing this RMA number to the Customer.

b.	Advanced Exchange

i.	If Orion receives an Advanced Exchange request from Customer, Orion Program Manager or other designated Orion contact will request that the Orion Depot Repair Center ship the Advanced Exchange to the End User experiencing the failure.

ii.	Orion will maintain product tracking information and end-user shipping information.

iii.
Upon receipt of an Advance Exchange unit request, the Orion Program Manager or other designated contact assigns an RMA# and orders the shipment of the replacement unit for the defective unit to the designated end-user via overnight airfreight for next business day delivery or best available service if next business day delivery service is not available to that location. If this request is received by 3:00 pm local Budapest time, then the Equipment will be shipped that day. If request received after 3:00 pm local time, the Equipment will be shipped out the following day

iv.	Depot Repair Center enters outgoing Advance Exchange replacement order and shipping into the Orion inventory management system.

v.	Depot Repair Center generates an advanced shipment notification to Customer as confirmation that the advanced replacement unit has shipped including the shipment tracking information.

vi.	End User site receives Advance Exchange replacement unit and swaps the defective Equipment with the replacement Equipment supplied.

vii.
End User re-packs and ships the defective Equipment to the Depot Repair Center via Customer’s preferred and predetermined method of shipment (as part of a prepaid shipping label that is included with the advanced replacement unit packaging).

viii.	The Depot Repair Center receives the defective Equipment from the End User and inspects for any return shipping damage.

ix.	The Depot Repair Center matches RMA# and other provided product tracking information with the received defective Equipment to ensure correct Equipment has been received.

x.
If the received Equipment does not match the RMA information, Orion will isolate the Equipment until the mismatch can be resolved with the Customer or End User. If the Equipment does match the RMA information, Orion will receive incoming defective Equipment into the Orion inventory management system.

xi.	The Depot Repair Center receives incoming Equipment into the inventory management system and send Customer electronic notification that the RMA has been received and in process of being repaired and refurbished.

xii.
The Depot Repair Center performs a test and screen on each repairable Equipment and associated component parts received to determine status and perform a visual inspection of the cosmetic status of the Equipment in accordance with Arrow’s Visual Cosmetic/Surface Inspection Standard on Advanced Exchange Units described in Schedule 4 of this SOW.

xiii.
If failure isolated to defective part(s), The Depot Repair Center will draw a replacement part(s) from the available production and/or refurbished parts inventory and completes the repair (if applicable) in accordance with the current build plan specifications in effect at that time within five (5) business days of receipt within the Depot Repair Center.

xiv.	The Depot Repair Center will perform functionality testing in accordance with Customer build plan specifications on repaired Equipment.

xv.
Orion repairs defective Equipment (if applicable), repackages as new in accordance with the original build plan specifications and places it into inventory where it will be used as replacement Equipment inventory.

xvi.	The Depot Repair Center logs the repaired Equipment into the Inventory Management System as COP available to be used for replacement or evaluation Equipment inventory.

xvii.
Orion generates an electronic notification and updated inventory reporting to Customer that notifies Customer that the defective returned Equipment has been refurbished and available to ship as part of the advanced exchange inventory.

xviii.
If a defective part(s) replaced during the repair process is covered under manufacturers warranty, Orion will return to manufacturer for a refurbished or replacement part based on warranty coverage. If part is not covered under warranty, Orion will return to manufacturer for price quote to repair the part (if available from manufacturer). If Customer provides written approval and acceptance of quoted repair charge, Arrow will request a Purchase Order (PO) from Customer and Orion to notify manufacturer to perform the required repair.

xix.	The Depot Repair Center will perform a functionality test of the repaired or replacement part(s) received from manufacturers.

xx.
The Depot Repair Center will replenish the COP service inventory with the refurbished/repaired part or request a Purchase Order from Customer for additional COP inventory to ensure adequate levels of service inventory are maintained based upon a mutually agreed upon minimum and maximum level of service inventory.

xxi.
Orion will provide to Customer a failure analysis report on a monthly (or other mutually agreed upon frequency) basis to cover the previous months incidents based on description of failure provided by Customer, Arrow’s inspection of returned part and any root cause failure analysis data provided by manufacturers.

xxii.
Orion will provide Customer an RMA report on a frequency to be mutually agreed by both parties (but not more frequent than weekly), that will list all RMA’s issued by Arrow for Customer that will includes dates and status of whether the RMA defective units have been received by The Depot Repair Center.

7.    EQUIPMENT INVENTORY
Any request by the Customer to add, remove, or change any Equipment listed on Schedule 2 or Schedule 3 must be made in writing thirty (30) days in advance. Orion will inform Arrow who will notify Customer of change(s) to the pricing schedule (Schedules 1 & 2) associated with the addition of Equipment.
Please allow 30 days to entitle Equipment upon receipt of a change request to Schedule 1 & 2.
8.    SPARE PARTS
An inventory of the defined COP based on the configurations for the Equipment identified in Schedule 3 will be defined by the Depot Repair Center, based on a formula comprised of component repair/failure rates, target repair service level turnaround times, the current install base, and a three month forecast updated quarterly. The COP reserve of inventory will be held at the Depot Repair Center and used for Advanced Exchange requests. Reviews will be held on a quarterly basis or as required to adjust the COP inventory and procure additional Equipment as needed to ensure an adequate level of inventory is available to fulfill the current volume of Advanced Exchange and evaluation Equipment transaction volumes.
9.    PHYSICAL DAMAGE INSPECTION
When performing defective Equipment repair, if Orion discovers that the Equipment is malfunctioning due to anything other than a failing internal component, or has been damaged due to fault or neglect on the part of the End User, or damaged during transit to Orion, Orion will notify the

Customer and Arrow via a mutually agreed upon established process. Orion will offer a price quote to Arrow for an evaluation service to determine the extent of the damage and cost to repair, at the prevailing time and materials rate. Arrow will provide price quote to Customer and if accepted by the Customer, Arrow will inform Orion who will perform the repair service.
10.    NOT RESPONSIBLE FOR LOSS OF DATA OR SOFTWARE
Customer is responsible for backing-up all data at client location. In no event shall Orion or Arrow be responsible for any loss of data that may occur while Services are being performed.
11.    EXPORT LICENSING, DUTIES AND TAXES
Customer is responsible for ensuing all Equipment that is supported with Services meets the export licensing and customs requirements to allow shipments into the Customer End User locations. Customer is responsible for all duties, taxes and tariff charges resulting from delivery of Services or shipment of replacement Equipment to the designated End User locations or return shipment of defective Equipment to the Depot Repair Center.
12.    SERVICE COMMENCEMENT
Customer, Arrow and Orion will mutually agree to the date that Services will commence (the “Service Commencement Date”). Services shall not commence until this SOW has been accepted and signed by duly authorized representatives of both parties.
13.    PRICE AND INVOICE REQUIREMENTS
a.    Pricing outlined on Schedules 1
b.    Spare Parts List outlined on Schedule 2
c.    Payment terms will be pursuant to those in the Agreement.

AGREED AND ACCEPTED:
ARROW ELECTRONICS, INC.		FORESCOUT TECHNOLOGIES, INC.
OEM Computing Solutions

By:	/s/ Yvonne Barcewski	By:	/s/ Gordon Boyce

Name:	Yvonne Barcewski	Name:	Gordon Boyce

Title:	Contracts Manager	Officer/Title:	President

Date:	12/17/07	Date:	Dec 12/07

SCHEDULE 1 - PRICING SCHEDULE
ADVANCED EXCHANGE & EVALUATION EQUIPMENT
SCHEDULE 1 - EUROPE PRICING SCHEDULE

Service Period:
Monday through Friday, 8:00 AM to 5:00 PM Local Time of Depot Repair Center. Advanced Exchange requests received by 3:00 pm local time will be shipped the same day for Next Business Day delivery shipping where NBD delivery is available.

Fee Schedule:

Advanced Exchange Program Fees:
Advanced Exchange Inventory Management & Storage (weekly rate based on dimensions and number of units stored, billed monthly) -
(A) CT2000 / CT4000: Height 177.8 mm7.00”, Width with rails 609.6 mm 24.00”, Depth with CMA 939.8 mm 37.0”, Max. Weight 34.9 kg 77 lbs	$6.38/unit stored/week
(B) CT1000 / AS1000: Height 127 mm 5.00”, Width 609.6 mm 24.00”, Depth with CMA 939.8 mm 37.0”, Max. Weight 24.1 kg 53 lbs	$4.88/unit stored/week
(C) CT100 / AS100: Height 101.6 mm 4.00 inches , Width 482.6 mm 19 inches, Width 609.6 mm 24.00”, Maximum weight 15.9 mm 35 pounds	$4.38/unit stored/week
Advanced Replacement Handling Fee	$18.00 plus shipping
In-Warranty Expedited Repair & Refurbishment Fee	$109.90 plus parts
Out of Warranty Repair & Refurbishment Fee	$186.30 plus parts

SCHEDULE 2 - SPARE PARTS LIST

Spare Parts Inventory	Updated 10/10/07
	1530/1550 Series Chassis				2500 Series Chassis
Spare Parts Description	CT100-04	AS100-04	CT1000-04	AS1000-04	CT2000-04
NIC Config	6c	3c	8c	3c	8c
Memory	MT9HTF6472AY-53EB3	MT9HTF6472AY-53EB3	MT18HTF12872FDY-667D6E4	MT18HTF12872FDY-667D6E4	MT18HTF12872FDY-667D6E4
HDD	ST3250410AS	ST3250410AS	ST9100821AS	ST9100821AS	ST3250410AS
CD-ROM	AXXSCD	AXXSCD	AXXSCD	AXXSCD	AXXSCD
Intel NIC	EXPI9404PT	EXPI9400PT	EXPI9404PT EXPI9402PT	EXPI9400PT	EXPI9404PT EXPI9402PT
Processor	HH80547RE077CNSL98X	HH80547RE077CNSL98X	HH80556KJ0414M SL9RX	HH80556KJ0414M SL9RX	HH80556KJ0804M
Serial Cable	F3B207-10	F3B207-10	C17-ARROWE-006**KN*FORESC	C17-ARROWE-006**KN*FORESC	C17-ARROWE-006**KN*FORESC
Power Supply	FHJ350WPS	FHJ350WPS	ASR1550PS	ASR1550PS	ASR2500PS
EU/UK Power Cord	KAB220-V-GR, 9900-00093	KAB220-V-GR, 9900-00093	KAB220-V-GR, 9900-00093	KAB220-V-GR, 9900-00093	KAB220-V-GR, 9900-00093
Bezel	COUNTERACT100BEZ**COP-KN	ACTIVESCOUT100BEZ**COP-KN	COUNTERACT1000BEZ**COP-KN	ACTIVSCOUT1000BEZ**KN*COP	COUNTERACT2000BEZ**CO P*KN
QIG	QIG-102-03**COP-KN	QIG-103-02**KN-COP	QIG-102-03**COP-KN	QIG-103-02**KN-COP	QIG-102-03**COP-KN
Packaging	KLFRSCTNEW- 968462**KN#166, KLFRSCTINST968352**KN#166	KLFRSCTNEW- 968462**KN#166, KLFRSCTINST968352**K N#166	KLFRSCTNEW- 968462**KN#166	KLFRSCTNEW- 968462**KN#166	KLFRSCTNEW-968462**KN#166
Bracket	AXXBASICRAIL	AXXBASICRAIL	AXXHERAIL	AXXHERAIL	AXXHERAIL
Fans	FHJBLOWERFAN	FHJBLOWERFAN	FXX1UFAN	FXX1UFAN	FSR2500LXFAN

SCHEDULE 3 - EQUIPMENT UNDER CONTRACT
CCPxxCT100-04
CCPxxCT1000-04
CCPxxCT2000-04

SCHEDULE 4
VISUAL COSMETIC/SURFACE INSPECTION SPECIFICATIONS
Purpose:
This specification shall be used as a reference to aid return center in visually inspecting the cosmetic defect permissibility for advanced exchange units.
Responsibilities:
Any Arrow representative engaged in inspecting advanced exchange units for cosmetic flaws should be familiar and understand the directives contained in this document prior to performing any visual inspection of the advanced exchange units.
Surface Classification:
The inspection criteria are based on the use of the unit. Any surface that is internal and cannot be viewed, without dismantling the end product, is not a cosmetic surface and therefore, form, fit and function are the primary consideration when evaluating this surface. It is reasonable that the advanced exchange units being inspected will not conform to the expected cosmetic standard at the time the unit was manufactured. The below classifications are specific to units that have been “used” and have been repaired and subsequently been place into the advanced exchange spares pool at Arrow. Each unit surface that can be viewed externally shall be categorized into one of three classes below.
Definition of Surface Classification:
•Class 1 Surface (Frequently Viewed)
Surfaces frequently viewed in the finished product by the customer. (Examples: Front covers, side covers, top covers, faceplates, filler panels, etc...)
•Class 2 Surface (Occasionally Viewed)
Surfaces occasionally viewed in the finished product by the customer. (Examples: Bottom covers, outside of rear covers, etc...) Appearance of a class 2 surface, while important, is secondary to form, fit and function. Consideration should be given to how the flaw affects general appearance/function.
•Class 3 Surfaces (Infrequently Viewed)
Surfaces infrequently or never viewed in the finished product by the customer. (Example: Normally concealed surfaces, bottom plates, top plates (rack servers), internal surfaces of assemblies). Form, fit, and function are the primary consideration when evaluating a class 3 surface.
Viewing Conditions:

When looking for a flaw, consider whether the flaw will affect the general appearance, based on the quality requirement for the surface exposure. The product shall be viewed under the following conditions listed below:
•Viewing Angle: Product should be viewed within the viewing range and should not be viewed at less than 30 degrees from the surface.
•Viewing Distance: Approximately 18 inches minimum to 36 inches maximum.
•Viewing Lighting: Use normal room lighting.
•Viewing Magnification: None
•Viewing Time: A sufficient amount of time should be used to inspect the product. When making an accept/reject judgment about a cosmetic flaw, avoid using concentrated study. The following is a suggested guideline:
View the area at an approximate rate of 5 seconds per square foot. Based on the quality requirements for the surface exposure, consider whether the flaw adversely affects the general appearance.
Inspection Criteria:
The following criteria being presented in the section are general guidelines. Other specific requirements may be placed in customer documents and would supersede the requirements defined in this document.
Paint Defects (Covers/FacePlates):
-Corrosion: A state of deterioration in metals caused by oxidation or chemical action.
Class 1: Unacceptable
Class 2: Unacceptable
Class 3: Unacceptable
-Blisters: Non-adhesion: Lack of proper sticking of the coating surface.
Class 1: Unacceptable if larger than a pencil eraser AND more than 2 per square foot surface.
Class 2: Acceptable
Class 3: Acceptable
-Flaking/Peeling: The paint lifts from its underlying surface in smooth flakes. These flakes may be easily broken, with tendency for the edges to peel away from the surface.
Class 1: Unacceptable if larger than a pencil eraser AND more than 2 per square foot surface.
Class 2: Acceptable
Class 3: Acceptable
Surface Irregularities: Surface irregularities, typically appearing as ripples curved, straight or crisscrossed grooves, or jagged or global protrusions.

Class 1: Unacceptable if larger than a quarter AND more than 2 per square foot surface.
Class 2: Acceptable
Class 3: Acceptable
Surface Defects (Covers/Faceplates):
-Scratches: Nicks, discoloration, voids, bubbles, and lumps:
Class 1: Acceptable provided bare metal is not exposed (see shallow grooves criteria below) AND scratches (nicks, voids, bubbles, & lumps), more than one inch long, do not exceed more than 10 per square foot surface OR discoloration does not exceed the size of a dollar bill.
Class 2: Acceptable provided it does not affect function or alignment.
Class 3: Acceptable provided it does not affect function or alignment.
-Scratches: Shallow grooves.
Class 1: A heavy scratch (bare metal exposed) is unacceptable if scratch is more than 1/3 inch long AND more than 6 per square foot surface.
Class 2: Acceptable
Class 3: Acceptable
-Dents/Gouges:
Class 1: Dents/Gouges are unacceptable if larger than a quarter in diameter and more than 1/8 inch in depth, or affects functions or alignment.
Class 2: Acceptable provided it does not affect function or alignment.
Class 3: Acceptable provided it does not affect function or alignment.
-Smear:
Class 1: Smears are unacceptable if larger than a dollar bill.
Class 2: Acceptable
Class 3: Acceptable
Alignment/Mechanical (Covers/Faceplates)
Misalignments:
Class 1: Overhang/misalignment of covers/panels greater than 1/3 inch is unacceptable.
Class 2: Acceptable provided it does not affect function, including footprint stability.
Class 3: Acceptable provided it does not affect function, including footprint stability.

SCHEDULE 5
ARROW ASSEMBLY & DEPOT REPAIR CENTERS
Phoenix, Arizona:    1955 East Sky Harbor North, Phoenix, AZ 85034
Shenzhen, China:    China Great Wall Computer - Kefa Road, Science & Industry Park, Nanshan District, Schenzhen, Guang Dong, 518057 P.R. China
Europe:    Orion Electronics, Inc. (“Orion”) - 29 Jaszberenjiut, Budapest, Hungary 1106

AMENDMENT NO. 1
TO
CUSTOM PRODUCTS AGREEMENT
Integration and Services
THIS AMENDMENT NO. 1 (this “Amendment”) is made effective as of the 22nd day of February, 2016, by and between Forescout Technologies, Inc. (“Customer”) and the OEM Computing Solutions Group of Arrow Electronics, Inc. (“Arrow”).
WHEREAS, Customer and Arrow are parties to the Custom Products Agreement Integration and Services dated March 7, 2007, and Addendum 1 to the Agreement dated November 7, 2007 (collectively the “Agreement”);
WHEREAS, Customer and Arrow continue to operate under the Agreement and desire to amend the Agreement and memorialize such modifications in writing; with the primary purpose being to reinforce standard practices between Customer and Arrow that were in effect around October, 2011, which contradict the terms stated in the Custom Products Agreement Integration and Services as of March 7, 2007.
NOW, THEREFORE, in consideration of the mutual covenants and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.	Arrow’s principal place of business address is changed as follows for the purposes of Section 16.3 “Notices”:
Arrow Electronics, Inc.
Attention: Contracts & Proposals
9201 East Dry Creek Road
Centennial, Colorado 80112-2818
Customer’s principal place of business address is changed as follows for the purposes of Section 16.3 “Notices”:
ForeScout Technologies, Inc.
Attention: General Counsel
900 E. Hamilton Avenue #300
Campbell, CA 95008
2.    Section 4 “Terms of Sale,” the third sentence of this Section which reads:
“Payment will be net forty-five (45) days from the date of invoice, payable in US dollars.”
is changed as follows:
“Payment will be net sixty (60) days from the date of invoice, payable in US dollars.”

1

3.    Section 12 “Finished Goods Inventory/Non-cancelable/Non-returnable Inventory,” is deleted in its entirety and replaced with the following:
“12.    Finished Goods Inventory/Non-cancelable/Non-returnable Inventory.
12.1    In the event that, (i) FGI or (ii) On-Hand Inventory is held by Arrow in support of this Agreement for more than ninety (90) days (collectively, “Aged Goods”), Arrow will invoice Customer for such Aged Goods on a monthly basis in accordance with this Section 12.
12.2    Aging Report. Arrow will provide to Customer on a monthly basis, within one (1) business day following the end of the relevant month, an accurate inventory aging list identifying FGI and On-Hand Inventory (by Serial Number for FGI) maintained at Arrow’s facility (“Aging Report”). Within one (1) business day following receipt, Customer will review the Aging Report and either (i) indicate its acceptance of the Aging Report provided by Arrow; or (ii) advise of discrepancies identified by Customer.
12.3    Disposition Plan. Within two (2) business days following Customer’s receipt of the Aging Report, Customer will provide to Arrow a proposed disposition plan for the undisputed Aged Goods identified in the Aging Report (“Disposition Plan”). Arrow will propose any adjustment to the Disposition Plan and the parties will agree to a revised Disposition Plan no later than three (3) business days following the end of the relevant month.
12.3    Customer Purchase of Aged Goods. Following mutual agreement to the Disposition Plan, Customer will send Arrow a purchase order for the applicable Aged Goods against which Arrow will invoice Customer and store such Products, as applicable. Terms of any such payments shall be net sixty (60) days from the date of invoice, payable in U.S. dollars. This charge will be in addition to and separate from any other fees invoiced by Arrow pursuant to this Agreement.”
Except as modified by this Amendment, the remaining terms and conditions contained in the Agreement remain unchanged and in full force and effect.
IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed by their duly authorized representatives as of the day and year first written above.

FORESCOUT TECHNOLOGIES, INC.		ARROW ELECTRONICS, INC.

By:	/s/ Darren J. Milliken	By:	/s/ Charles Cobb

Name:	Darren J. Milliken	Name:	Charles Cobb

Title:	SVP & General Counsel	Title:	Manager, Customer Contracts

Date:	2/22/2016	Date:	2/23/2016

2